Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-227635) pertaining to the 2011 Equity Incentive Plan, the 2018 Equity Incentive Plan and the 2018 Employee Stock Purchase Plan of SVMK Inc. of our report dated February 26, 2019, with respect to the consolidated financial statements of SVMK Inc. included in this Annual Report (Form 10-K) of SVMK Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

San Francisco, California

February 26, 2019